UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2017

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2017, the Board of Directors (the “Board”) of Urban Outfitters, Inc. (the “Company”) increased the size of the Board from nine to ten members and, upon the recommendation of the Nominating and Governance Committee, elected Sukhinder Singh Cassidy to serve as a director. Ms. Cassidy will immediately begin serving for a term that expires at the 2018 Annual Meeting of Shareholders of the Company. The Board determined that Ms. Cassidy is an independent director under the listing standards of the NASDAQ Global Select Market. Ms. Cassidy will initially serve on the Nominating and Governance Committee of the Board.

In connection with her election and service to the Board, Ms. Cassidy will receive the same compensation from and after August 22, 2017 as all other non-employee directors of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2017.

There is no arrangement or understanding between Ms. Cassidy and any other persons pursuant to which Ms. Cassidy was selected as an director. There are no family relationships between Ms. Cassidy and any director or executive officer of the Company and no transactions involving Ms. Cassidy that would require disclosure under Item 404(a) of Regulation S-K.

Reference is made to the press release issued by the Company on August 24, 2017 and filed as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

On August 24, 2017, the Company announced that the Board approved a share repurchase program that authorized the repurchase of 20 million of the Company’s common shares, from time to time at its discretion, subject to market conditions and at prevailing market prices. The Company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions or accelerated share repurchases, some of which may be effected through Rule 10b5-1 plans under the Securities Exchange Act of 1934, as amended. This program is in addition to the Company’s right to repurchase 985,354 shares remaining as of August 24, 2017 under its previous share repurchase program authorized by the Board of Directors in February 2015.

Reference is made to the press release issued by the Company on August 24, 2017 and filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release, dated August 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: August 25, 2017	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 24, 2017.